EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Aladdin Manufacturing Corporation	Delaware
Alsace Logistique S.A.	France
Altaj Kerama OOO	Russia
Area M, S.r.l. (in liquidation)	Italy
B&M NV	Belgium
Balt Kerama OOO	Russia
Budagromech Zapchastina ZAO	Ukraine
Cevotrans BV	Netherlands
C.F. Marazzi S.A.	Luxembourg
Dal-Elit, LLC	Texas
Dal Italia LLC	Delaware
Dal-Tile Corporation	Pennsylvania
Dal-Tile Distribution, Inc.	Delaware
Dal-Tile Group, Inc.	Delaware
Dal-Tile I, LLC	Delaware
Dal-Tile Industrias S. de R.L. de C.V.	Mexico
Dal-Tile International, Inc.	Delaware
Dal-Tile Mexico S. de R.L. de C.V.	Mexico
Dal-Tile of Canada Inc.	Ontario
Dal-Tile Operaciones Mexico, S. de R.L. de C.V.	Mexico
Dal-Tile Puerto Rico, Inc.	Puerto Rico
Dal-Tile Recubrimientos, S. de R.L. de C.V.	Mexico
Dal-Tile Shared Services, Inc.	Delaware
Dal-Tile Services, Inc.	Delaware
Dekaply NV	Belgium
DKPS LLC	Ukraine
Don Kerama Company ZAO	Russia
DT Mexico Holding, LLC	Delaware
DTM/CM Holdings LLC	Delaware
Dynea NV	Belgium
Edilcave S.r.l. (in liquidation)	Italy
Enisej Kerama ZAO	Russia
Explorer S.r.l. (in liquidation)	Italy
FIL Branch	Ireland
F.I.L.S Investments Ltd.	Ireland
Flooring Industries Ltd.	Luxembourg
Groupe Marazzi France, SA	France
Hatria S.r.l.	Italy
Horizon Europe, Inc.	Georgia
Irkutsk Kerama ZAO	Russia
Kerama Baltics OOO	Latvia
Kerama Center ZAO	Russia
Kerama Ekaterinburg OOO	Russia
Kerama Export OOO	Russia
Kerama Kiev OOO	Ukraine
Kerama Nizhny Novgorod OOO	Russia
Kerama Omsk OOO	Russia
Kerama Perm OOO	Russia
Kerama Sochi OOO	Russia
Kerama Tumen ZAO	Russia
Kerama Volograd OOO	Russia
Kerampromservis OOO	Ukraine
Kraj Kerama ZAO	Ukraine

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Lees Mohawk (UK) Limited	UK
Lignofin NV	Belgium
LLC “Kerama Marazzi”	Russia
Marazzi UK Ltd.	UK
Marazzi Acquisition S.r.l.	Italy
Marazzi Canada, Inc.	Canada
Marazzi Deutschland G.m.b.H.	Germany
Marazzi Distribution, Inc.	Texas
Marazzi Engineering S.r.l.	Italy
Marazzi Group F.Z.E.	UAE
Marazzi Group Trading (Shanghai) Co. Ltd.	China
Marazzi Group S.r.l.	Italy
Marazzi Iberia S.A.U.	Spain
Marazzi Japan Co., Ltd.	Japan
Marazzi Manhattan, LLC	New York
Marazzi Schweis S.A.G.L.	Switzerland
MG China Trading Ltd.	Hong Kong
Mohawk Canada Corporation	Nova Scotia
Mohawk Carpet, LLC	Delaware
Mohawk Carpet Distribution, Inc.	Delaware
Mohawk Carpet Transportation of Georgia, LLC	Delaware
Mohawk Commercial, Inc.	Delaware
Mohawk ESV, Inc.	Delaware
Mohawk Europe BVBA	Belgium
Mohawk Factoring II, Inc.	Delaware
Mohawk Factoring, LLC	Delaware
Mohawk Finance S.àr.l.	Luxembourg
Mohawk Foreign Acquisitions S.àr.L.	Luxembourg
Mohawk Foreign Funding S.àr.L.	Luxembourg
Mohawk Foreign Holdings, S.àr.l.	Luxembourg
Mohawk Global Investments S.àr.l	Luxembourg
Mohawk International (Europe) S.àr.l	Luxembourg
Mohawk International Finance S.a.r.l.	Luxembourg
Mohawk International Holdings S.àr.l	Luxembourg
Mohawk International Holdings (DE) Corporation	Delaware
Mohawk International (Hong Kong) Ltd.	Hong Kong
Mohawk International (India) Ltd.	Mauritius
Mohawk International Luxembourg S.àr.l	Luxembourg
Mohawk Marazzi International BV	Netherlands
Mohawk Marazzi Russia BV	Netherlands
Mohawk Resources, LLC	Delaware
Mohawk Servicing, LLC	Delaware
Mohawk Singapore Private Ltd.	Singapore
Mohawk Trading (Shanghai) Co., Ltd.	China
Mohawk Unilin Dal-Tile (Holding) Brazil Ltda	Brazil
Mohawk United International BV	Netherlands
Mohawk Unilin Luxembourg S.àr.l.	Luxembourg
Monarch Ceramic Tile, Inc.	Alabama
MUL Branch	Ireland
Oka Kerama OOO	Russia
Unilin Insulation BV	Netherlands
Orelshtamp OOO	Russia
Pergo (Europe) AB	Sweden

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Pergo A/S	Denmark
Pergo AS	Norway
Pergo Ltd.	UK
Pergo OY	Finland
Pergo Asia Pacific Ltd.	Singapore
Pergo Golv AB	Sweden
Pergo Holding BV	Netherlands
Pergo India Pvt Ltd	India
Pergo Schweiz GmbH	Switzerland
Premium Floors Australia Pty Limited	Australia
Sibir Kerama ZAO	Russia
Simple Solutions USA LLC	Delaware
Spanofin NV	Belgium
Spanin NV	Belgium
Spano Invest NV	Belgium
Spano NV	Belgium
Syarikat Malaysia Wood Industries Sdn Bhd	Malaysia
Toretskoe Proms’yrie ZAO	Ukraine
Toretskiye Pastbischa	Ukraine
Toretskiye Polya	Ukraine
Toretskiye Zemli	Ukraine
Ufa Kerama OOO	Russia
Unilin BVBA	Belgium
Unilin OOO	Russia
Unilin Beheer BV	Netherlands
Unilin Distribution Ukraine, LLC	Ukraine
Unilin Distribution, Ltd.	UK
Unilin Flooring SAS	France
Unilin GmbH	Germany
Unilin Holding SAS	France
Unilin Holding BVBA	Belgium
Unilin Industries BVBA	Belgium
Unilin Insulation Sury SAS	France
Unilin/Multipre BV	Netherlands
Unilin North America, LLC	Delaware
Unilin Spain SL	Spain
Unilin SAS	France
Unilin Insulation SAS	France
Unilin Insulation Castel SAS	France
Unilin US MDF Belgium Branch	Belgium
Volga Kerama OOO	Russia
Wayn-Tex LLC	Delaware
World International, Inc.	Barbados
WZ Falcon LLC	Delaware
Yugra Kerama ZAO	Russia